Exhibit 10.17

Address of Property:

1001 16th Street, NW

Washington, D.C.

AMENDED AND RESTATED DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF RENTS

Dated as of February 26, 2013

made by

CHH CAPITAL HOTEL PARTNERS, LP,

as Grantor,

to

ALEXANDER TITLE AGENCY INCORPORATED,

solely as Trustee

for the benefit of

AAREAL CAPITAL CORPORATION,

as agent for various lenders, as Beneficiary

Record and Return to:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Attention: Warren J. Bernstein, Esq.

(THIS DOCUMENT COVERS FIXTURES AND SERVES AS A FIXTURE FILING UNDER SECTION 9-502 OF THE DISTRICT OF COLUMBIA UNIFORM COMMERCIAL CODE)

THIS DEED OF TRUST CONSTITUTES A “MORTGAGE” AND SECURES FUTURE ADVANCES IN ACCORDANCE WITH THE TERMS OF THE LOAN AGREEMENT (AS HEREINAFTER DEFINED)

The Promissory Note secured hereby provides for a variable interest rate.

The maximum principal amount secured by this Deed of Trust which relates to property located in the District of Columbia is $130,650,000.00.

This AMENDED AND RESTATED DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF RENTS dated as of February 26, 2013, made by CHH CAPITAL HOTEL PARTNERS, LP, a Delaware limited partnership, having an office at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 (“Grantor”), ALEXANDER TITLE AGENCY INCORPORATED, a Virginia corporation, with a principal place of business in Virginia, with a mailing address c/o Chicago Title Insurance Company, 5875 Trinity Pkwy, Centreville, Virginia 20120, solely as Trustee (“Trustee”) for the benefit of AAREAL CAPITAL CORPORATION, a Delaware corporation, having an office at 250 Park Avenue, Suite 820, New York, New York 10177, in its capacity as agent for various lenders from time to time under the Loan Agreement (such term and other capitalized terms used herein having the respective meanings set forth in Section 1 hereof) (together with its successors and assigns, “Beneficiary”).

RECITALS

WHEREAS, Grantor is the owner of those certain fee interests of land lying and being situated in the District of Columbia and having an address at 1001 16th Street, NW, Washington, D.C. as more particularly described on Exhibit A attached hereto;

WHEREAS, Grantor executed for the benefit of Aareal Bank AG (the “Original Beneficiary”) that certain Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Rents, dated as of August 8, 2008 and recorded on August 20, 2008 in the land records of the District of Columbia (the “Official Records”) as Document No. 2008089320, as amended by that certain First Amendment to Recorded Documents made by Grantor for the benefit of Original Beneficiary, dated as of April 1, 2010 and recorded on May 14, 2010 in the Official Records as Document Number 2010-0044496 and as assigned by Original Beneficiary to Beneficiary pursuant to that certain Assignment of Recorded Documents (Capital Hilton), dated as of February 21, 2013 (as amended and assigned, the “Existing Deed of Trust”; the Existing Deed of Trust as hereby amended and restated in its entirety, the “Deed of Trust”), which was given to secure a loan in the principal sum of up to $160,000,000 (the “Existing Loan”) to Grantor and CHH Torrey Pines Hotel Partners LP (the “Existing Borrowers”) pursuant to that certain Loan Agreement, dated as of August 8, 2008, by and among Existing Borrowers, CHH Capital Tenant Corp., CHH Torrey Pines Tenant Corp., Aareal Bank AG (as predecessor to Beneficiary), as agent, and the Lenders party thereto, as amended by that certain First Amendment to Loan Agreement dated as of April 1, 2010, as further amended by that certain Second Amendment to Loan Agreement and Reaffirmation of Other Loan Documents dated as of March 31, 2011 and as further amended by that certain Third Amendment to Loan Agreement and Reaffirmation of Other Loan Documents dated as of December 29, 2011 (as so amended, the “Existing Loan Agreement”), which Existing Loan was evidenced by that certain Promissory Note dated as of August 8, 2008 in the original principal amount of One Hundred Sixty Million and No/100 Dollars ($160,000,000) made by Existing Borrowers to Assignee (together with any and all renewals, amendments, modifications, consolidations and extensions thereof, the “Existing Note”);

WHEREAS, upon recordation of the Existing Deed of Trust, recordation tax imposed pursuant to Section 42-1103 of the District of Columbia Official Code was timely and properly paid on Ninety Million Dollars ($90,000,000), the amount of the original principal sum of the Existing Loan allocated to the Existing Deed of Trust, which was 56.25% of the amount of the Existing Loan;

WHEREAS, the outstanding principal balance of the Existing Loan as of the date hereof is $141,000,000.02, of which $79,312,500.01 or 56.25% is allocated to the Existing Deed of Trust.

WHEREAS, Existing Borrowers have requested, and Agent and Lenders have agreed, to amend, restate and consolidate the terms and provisions of the Existing Loan Agreement and the other Loan Documents (as such term is defined in the Existing Loan Agreement) in their entirety pursuant to the terms and conditions set forth in that certain Amended and Restated Loan Agreement of even date herewith by and among Existing Borrowers, CHH Capital Tenant Corp., CHH Torrey Pines Tenant Corp., Agent and Lenders (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and increase the Existing Loan to $199,875,000 (the Existing Loan, as so increased, the “Amended Loan”) . All capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement.

WHEREAS, the Amended Loan is evidenced by that certain Amended and Restated Promissory Note (the “Note”) dated as of the date hereof in said principal amount made by Existing Borrowers to Assignee, which Note amends, restates and supersedes the Existing Note in its entirety; and

WHEREAS, this Deed of Trust is given to secure the Amended Loan;

WHEREAS, Co-Borrower is the grantor under that certain Amended and Restated Leasehold Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Rents dated as of the date hereof to Chicago Title Insurance Company, as Trustee, securing the Amended Loan for the benefit of Lenders, and encumbering certain real property located in the State of California (the “CA Deed of Trust” and together with this Deed of Trust, the “Deeds of Trust”);

WHEREAS, the property encumbered hereby lies within the District of Columbia. The value of all of the property encumbered by the Deeds of Trust is equal to $240,693,040. The value of the property encumbered by this Deed of Trust and located in the District of Columbia is equal to $132,393,040. For purposes of calculating the recordation tax imposed pursuant to Section 42-1103 of the District of Columbia Official Code due in connection with the recording of this Deed of Trust, the proportion of the property encumbered by this Deed of Trust and located in the District of Columbia in relation to all of the property encumbered by the Deeds of Trust, based on the properties’ respective assessed values, is therefore, 55% and the portion of the debt allocated to this Deed of Trust based on the properties’ respective assessed values is $109,931,250 or 55% of $199,875,000 (total debt);

WHEREAS, the portion of the debt allocated to this Deed of Trust less the outstanding principal balance of the Existing Debt allocated to the Existing Deed of Trust equals $30,618,750;

WHEREAS, the maximum principal amount secured by this Deed of Trust is $130,650,000 and the maximum principal amount secured by this Deed of Trust less the outstanding principal balance of the Existing Debt allocated to the Existing Debt equals $51,337,499.99; and

WHEREAS, as a condition precedent to Lenders making and Beneficiary administering the Amended Loan, Grantor has agreed to execute and deliver this Deed of Trust to Trustee for the benefit of Beneficiary in order to create a first lien on the Mortgaged Property (as hereinafter defined) and to better secure Borrowers’ performance of Borrowers’ obligations under the Loan Documents, including the payment of all Obligations when due pursuant to the Note, the Loan Agreement and the other Loan Documents.

NOW, THEREFORE, as an inducement to Agent and Lenders to enter into the Loan Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree that the above recitals are true and correct and are hereby incorporated by reference and do hereby further agree as follows:

GRANTING CLAUSE

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, including Beneficiary’s and Lenders’ entering into the Loan Agreement, the receipt and legal sufficiency of which are hereby expressly acknowledged by all parties, to secure the full and complete payment of the principal, Interest, Additional Interest and other sums payable pursuant to the Note, Loan Agreement, this Deed of Trust and the other Loan Documents and the full and complete payment and performance of the Obligations, including Borrowers’ performance of Borrowers’ obligations pursuant to the Note, the Loan Agreement and the other Loan Documents, Grantor does hereby grant, pledge, mortgage, warrant, deed, sell, transfer, assign, and convey, to Trustee and its successors and assigns and grants to Beneficiary a security interest in, subject in each case only to the Permitted Encumbrances, the following (collectively, the “Mortgaged Property”):

All of Grantor’s right, title and interest, now owned or hereafter acquired, in and to the following described properties and interests and all replacements or substitutes therefor and all products and proceeds thereof, and accessions thereto, and whether held to be real or personal property, tangible or intangible whether now or hereafter acquired:

(a) Property. Those certain tracts of land described in Exhibit A attached hereto, together with all streets, vaults or alleys (open or proposed), strips and gores adjoining or appurtenant to such land, and underlying roadways or public rights-of-way or otherwise (the “Land”) and all of the buildings, improvements, structures, Personal Property, FF&E (as hereinafter defined), amenities, fixtures and personal property and any additions or alterations thereto or replacements thereof which are now existing or are hereafter constructed and/or installed upon the Land (collectively, the “Improvements”), including all estates, easements, licenses, interests, rights, rights of way, water rights, mineral rights, titles, powers, appurtenances and privileges of every kind and character which Grantor now has or at any time hereafter acquires, in and to the Land and the Improvements (all of the foregoing, collectively, the “Property”);

(b) Leases. All present and future ground leases, space leases, occupancy agreements, subleases, licenses, permits, concessions or other agreements or arrangements, whether oral or written, and all present and future agreements for the use or occupancy of all or any portion of the Property, together with any and all extensions or renewals thereof, including the Operating Lease (collectively, “Leases”);

(c) Rents. (i) All rents, rent equivalents, revenues, royalties, fees, moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Grantor or its agents or employees from any and all sources arising from or attributable to the Property, including all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities, parking charges, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property, or rendering of services by Grantor or any of its agents or employees or any operator or manager of the hotel or the commercial space located in the Property or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals (but not including gross receipts of licensees, lessees and concessionaires), health club membership fees, food and beverage wholesale and retail sales, service charges, vending and game machine receipts, video and audio rental or other charges, health and private club membership receipts, fees and charges for the use of athletic facilities, wholesale and retail food and merchandise, service charges, laundry charges, and telephone, telecopy, telex and other communication charges and proceeds, if any, from business interruption or other loss of income insurance, together with all proceeds from the sale or other disposition of any part of the Mortgaged Property and (ii) all rents, royalties, revenues, issues, bonuses, income, receipts, accounts, accounts receivable, deposits, profits and other benefits now due, past due, or which may become due, or to which Grantor may now or hereafter become entitled, or may demand or claim, additional, percentage, participation and other rentals, fees and deposits, including common area, tax and other expense reimbursement payments, arising or issuing from or out of the Leases or the Property, including cash, securities or letters of credit deposited thereunder to secure performance by the Lessees of their obligations thereunder, including under any Lease Guaranties or Lease Security, and any interest accrued thereon or dividends payable to the holders thereof, any premium or other consideration payable by any Lessee for or upon the cancellation or modification of a Lease, or arising or issuing from or out of the Property or any part thereof or interest therein; together with any and all rights which Grantor may have with respect to rent insurance proceeds or business interruption insurance proceeds, and settlements, judgments and bankruptcy claims with respect to unpaid rents or the rejection or termination of any Lease, including any amounts received by Grantor, or on Grantor’s behalf, in connection with any termination, cancellation or surrender of any Lease, whether occurring as a result of a default by a Lessee under the applicable Lease, by agreement of Grantor and such Lessee, by the terms of the applicable Lease or in connection with any bankruptcy or other insolvency proceeding of such Lessee; and the rents and other sums payable to Grantor in connection with the underletting of space covered under any Lease and any consideration payable to Grantor in connection with the assignment of any Lease (collectively, the “Rents”);

(d) Lease Security and Lease Guaranties. All security deposits for the performance of a Lessee’s obligations under any Lease, including any letter of credit or other instrument given as a security deposit (or in lieu of a cash security deposit) under any Lease (“Lease Security”) and all guaranties given to secure the performance by a Lessee of any of its obligations under any Lease (“Lease Guaranties”);

(e) Property Documents. All reciprocal easement or operating agreements, declarations, development agreements, developer’s or utility agreements, and any similar such agreements or declarations now or hereafter affecting the Property or any part thereof (the “Property Documents”);

(f) FF&E. All fixtures, fittings, appliances, apparatus, equipment, machinery, furnishings and articles of tangible and intangible personal property now or hereafter attached or affixed to, placed upon or used in any way in connection with the use, enjoyment, operation or occupancy of the Property including all heating, air conditioning, incinerating, lighting, refrigerating, monitoring, water, cleaning and communications apparatus and equipment whatsoever, all fire prevention and extinguishing apparatus, fire sprinkler and alarm systems, all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, ranges, chinaware, glassware, foodcarts, cookware, cooking utensils and other cooking apparatus, mechanical kitchen equipment, refrigerators, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing and prevention apparatus, gas and electrical fixtures, elevators, escalators, partitions, built-in mirrors, planters, shelves, lockers, cabinets, drapes, draperies, curtains, shades, venetian blinds, screens, storm sash, awnings and other window covering and all hardware therefor, carpeting and other floor covering, lighting fixtures, lamps, office furniture, beds, bureaus, chiffoniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, linens, pillows, blankets, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, facsimile machines, medical equipment, potted plants, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers, furnishings of public spaces, halls and lobbies, and shrubbery and plants (and including all interest of Grantor in any of such items, at any time acquired under any security agreement, conditional sale contract, chattel mortgage or other security instrument), wherever located (collectively, “FF&E”); and all personal property of Grantor, including all FF&E to the extent it does not constitute real property (collectively, the “Personal Property”);

(g) Insurance Proceeds. All proceeds or awards payable or to be payable under each policy of insurance relating to the Property, including the Insurance Policies, and any returned, refunded or rebated premiums in connection therewith;

(h) Condemnation Awards. All rights or awards due to Grantor arising out of any eminent domain or condemnation proceedings for the taking or for loss of value of any of the Property or any proceeds of any suit or action;

(i) Mineral and Development Rights, Etc. All estates, easements, rights, rights of way, licenses, timber to be cut, water rights, mineral rights, as-extracted collateral, privileges and appurtenances including additional development rights and air rights, now or hereafter belonging to or in any way appertaining to the Property;

(j) Utility Deposits. All monetary deposits which Grantor has been, or may be, required to give to any public or private utility with respect to utility services furnished, or to be furnished, to the Property;

(k) Permits. All certificates, including certificates of occupancy and certificates of compliance, authorizations, franchises, consents and approvals given by and licenses and permits issued by Governmental Authorities, and other rights and privileges issued by any and all Governmental Authorities and any other Persons in connection with the ownership, operation, construction, use, management, leasing or occupancy of the Property;

(l) Tests, Studies, Etc. All environmental tests, studies and reports, current and future environmental claims and rights of action including tort claims and rights of indemnity and contribution under any Environmental Law against the prior owners, neighboring owners, tenants, consultants, advisors and third parties;

(m) Contracts of Sale. All contracts of sale and options relating to the acquisition or disposition by Grantor of any portion of the Property, and all amendments, modifications, renewals, expansions and supplements thereto;

(n) Contracts and Agreements. All contracts, instruments, bonds, equipment leases, and agreements now or hereafter entered into by or on behalf of Grantor with any party with respect to (i) the management, leasing, promotion, marketing, development, construction, operation or sale of any portion of the Property, including the Management Agreement, (ii) the ownership, use or occupancy of the Property, and (iii) the construction (original, restorative or otherwise) of any of the Property, or the furnishing of any materials, supplies, furnishings, fixtures, equipment or labor in connection with any such construction (including all right, title, and interest of Grantor in, to, and under any subcontracts in connection with such construction); and all other contracts, instruments, bonds, equipment leases, and agreements now or hereafter affecting the Property, and all amendments, modifications, renewals, expansions and supplements thereto, and all rights to receive liquidated or other damages under the foregoing;

(o) Plans. All of the plans, specifications, and drawings (including plot plans, foundation plans, utility facilities plans, floor plans, elevations plans, framing plans, cross-sections of walls plans, mechanical plans, electrical plans, architectural and engineering plans and specifications, and architectural and engineering studies and analyses) heretofore or hereafter prepared by any architect or engineer with respect to any of the Property and all amendments, modifications, renewals, expansions and supplements thereto;

(p) Interest Rate Protection Agreements. Any interest rate protection arrangement to which Grantor is a party, including any Lender Interest Rate Protection Agreement, and all agreements, instruments, documents and contracts now or hereafter entered into by Grantor with respect to any such interest rate protection arrangement, including any Lender Interest Rate Protection Agreement;

(q) Trademarks, Etc. All trademarks, tradenames, logos, servicemarks, licenses, franchises, symbols and other intangibles, and all goodwill, books and records, correspondence, files and advertising materials and other documents, now or hereafter obtained, produced or entered into, as the case may be, and all rights therein, in all cases, with respect to the use, occupancy, possession, operation, management, construction, leasing, maintenance, marketing and ownership of the Property;

(r) Accounts. Except for the Excluded Accounts (which are expressly excluded from the security interest granted pursuant hereto), every other deposit account (including, without limitation, all other “Accounts” described in the Loan Agreement) including the entire balance therein (now or hereafter existing) of Grantor with Beneficiary (or any agent, affiliate, or subsidiary of Beneficiary) or any other banking or financial institution, and any other claim of Grantor against Beneficiary (now or hereafter existing) arising therefrom and all money, instruments, securities, documents, chattel paper, credits, demands issued or arising in connection therewith, and any other property, rights, or interests of Grantor in connection therewith;

(s) Books and Records. All books, records and computer software concerning the foregoing;

(t) UCC Rights. All rights of Grantor under promissory notes, letters of credit, electronic chattel paper, proceeds from accounts, payment intangibles, and general intangibles related to the Property, as the terms “accounts”, “general intangibles”, and “payment intangibles” are defined in the applicable Uniform Commercial Code Article 9, as the same may be modified or amended from time to time; and

(u) Products and Proceeds. All products and proceeds of all or any portion of the foregoing including the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards, and all rights of Grantor to refunds of real estate taxes and assessments;

TO HAVE AND TO HOLD the Mortgaged Property, together with all and singular the rights, hereditaments and appurtenances in anywise appertaining or belonging thereto, unto Trustee and Trustee’s successors and assigns, for the uses and purposes hereinafter set forth, forever, IN TRUST, WITH POWER OF SALE, to secure payment to Beneficiary of the Obligations at the time and in the manner provided for its payment in the Loan Agreement, the Note, in this Deed of Trust, and in the other Loan Documents;

FOR THE PURPOSE OF SECURING the payment of the maximum principal indebtedness of all principal, together with all accrued and unpaid interest and the payment and performance of all other Obligations, including any protective advances made by Beneficiary under the Loan Documents, and all modifications, amendments, additions and extensions thereof.

THIS DEED OF TRUST shall also constitute a security agreement with respect to, and Grantor hereby grants to Beneficiary, as secured party, a security interest in, all of those portions of the Mortgaged Property which are or may be subject to the provisions of the applicable Uniform Commercial Code. Portions of the Mortgaged Property are or may become fixtures or real property. This Deed of Trust also constitutes a financing statement for purposes of the applicable Uniform Commercial Code filed as a fixture filing in the land records of the District of Columbia, with respect to any and all fixtures comprising the Mortgaged Property. The “debtor” is CHH Capital Hotel Partners, LP and the “secured party” is Aareal Capital Corporation, as Agent. The collateral is as described in the granting clause of this Deed of Trust, and the addresses of the debtor and secured party are the addresses stated in Section 5.11 of this Deed of Trust for notices to such parties. The organization identification number of the debtor is 3734206 and the owner of record of the Land is CHH Capital Hotel Partners, LP.

TO THE EXTENT that any of the Mortgaged Property is not subject to the Uniform Commercial Code and is not real property pursuant to applicable Legal Requirements, Grantor hereby assigns to Beneficiary all of Grantor’s right, title and interest in and to the Mortgaged Property to secure the Obligations, together with the right of set-off with regard to such Mortgaged Property or any part thereof.

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. All capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Loan Agreement. For purposes of this Deed of Trust, the following terms shall have the respective meanings set forth in this Article I:

“Bankruptcy Code” means Title 11 of the United States Code, as in effect from time to time.

“Beneficiary” has the meaning set forth in the first paragraph of this Deed of Trust.

“Borrowers” has the meaning set forth in the recitals hereto.

“Deed of Trust” has the meaning set forth in the first paragraph of this Deed of Trust.

“Event of Default” has the meaning set forth in Section 3.1 hereof.

“Environmental Laws” has the meaning set forth in the Environmental Indemnity.

“Excluded Accounts” has the meaning set forth in the Loan Agreement.

“FF&E” has the meaning set forth in the Granting Clause.

“Governmental Authority” means any federal, state, county, municipal, parish, provincial or other government, or any department, commission, board, court, agency, committee, whether of the United States of America or any other country, or any instrumentality of any of them, or any other political subdivision thereof.

“Grantor” has the meaning set forth in the first paragraph of this Deed of Trust.

“Improvements” has the meaning set forth in the Granting Clause of this Deed of Trust.

“Land” has the meaning set forth in the Granting Clause of this Deed of Trust.

“Lease Guaranty” has the meaning set forth in the Granting Clause of this Deed of Trust.

“Lease Security” has the meaning set forth in the Granting Clause of this Deed of Trust.

“Leases” has the meaning set forth in the Granting Clause of this Deed of Trust.

“Lessee” means a lessee, sublessee, tenant, subtenant, licensee, concession holder or other Person having the right to use or occupy all or any portion of the Property pursuant to a Lease or otherwise.

“Loan Agreement” has the meaning set forth in the recitals hereto.

“Mortgaged Property” has the meaning set forth in the Granting Clause of this Deed of Trust.

“Note” has the meaning set forth in the recitals hereto.

“Person” means any individual, corporation, limited liability company, general partnership, limited partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

“Personal Property” has the meaning set forth in the Granting Clause of this Deed of Trust.

“Property” has the meaning set forth in the Granting Clause of this Deed of Trust.

“Property Documents” has the meaning set forth in the Granting Clause of this Deed of Trust.

“Rents” has the meaning set forth in the Granting Clause of this Deed of Trust.

“Trustee” has the meaning set forth in the first paragraph of this Deed of Trust.

Section 1.2 Other Definitional Provisions. For purposes of this Deed of Trust:

(a) Defined terms used in the singular shall import the plural and vice versa.

(b) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust.

(c) The words “include” and “including” wherever used in this Deed of Trust shall be deemed to be followed by the words “without limitation.”

(d) All agreements or instruments referred to in this Deed of Trust shall mean such agreements or instruments as the same may from time to time be supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms and conditions thereof and of this Deed of Trust and the other Loan Documents. Each of the Loan Documents is incorporated by reference into this Deed of Trust.

ARTICLE II.

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1 Incorporation by Reference. Without limiting the scope of Section 1.2(d) hereof, all of the representations, warranties and covenants contained in the Loan Agreement are hereby incorporated herein by reference. In the event of any conflict or inconsistency between the provisions of the Loan Agreement and the provisions of this Deed of Trust, the provisions of the Loan Agreement shall govern.

Section 2.2 Title; Covenant Against Transfers. Grantor is the sole legal and beneficial owner of a fee simple interest in the Property, subject to no Liens or encumbrances other than the Permitted Encumbrances. Grantor owns the Personal Property, the Leases, the Rents and all other personal property encumbered by this Deed of Trust free and clear of all Liens and encumbrances other than Permitted Encumbrances. Except as expressly permitted by the Loan Agreement, Grantor shall not, without the prior written consent of Beneficiary, transfer, sell, lease, convey, exchange, mortgage, encumber, pledge, assign or otherwise dispose of the Mortgaged Property or any portion of, or any direct or indirect interest in, the Mortgaged Property.

Section 2.3 Limitation on Indebtedness. Grantor shall not incur, create, contract for, waive, assume, have outstanding, guaranty or otherwise become liable with respect to indebtedness except as expressly permitted by the Loan Agreement.

ARTICLE III.

EVENTS OF DEFAULT AND REMEDIES

Section 3.1 Definition of Event of Default. The term “Event of Default” shall mean the occurrence of an “Event of Default” pursuant to the Loan Agreement.

Section 3.2 Remedies. In addition to any other rights and remedies which Beneficiary or Trustee may have under this Deed of Trust, the Loan Agreement and the other Loan Documents or pursuant to law or equity, and without limitation thereof, upon and at any time after the occurrence and during the continuance of any Event of Default, Beneficiary or Trustee, as applicable, at any time may take such lawful action as Beneficiary reasonably deems advisable to protect and enforce its rights against Grantor and in and to the Mortgaged Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary or Trustee (to the extent permitted by the Loan Documents and applicable law):

(a) declare the whole of the principal sum of the Amended Loan, Interest, Additional Interest, along with any other sum payable under the Note, the Loan Agreement, this Deed of Trust and any other Loan Document to be immediately due and payable without presentment, demand, protest, notice of protest and non-payment or other notice of default or notice of acceleration or notice of intention to accelerate or other notice of any kind, all of which are hereby waived by Grantor and all other parties obligated in any manner whatsoever on the Obligations;

(b) enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys, and dispossess Grantor and its agents and employees therefrom, and thereupon Beneficiary may (i), subject to the terms of the Manager SNDA, use, operate, manage, lease, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat on such terms and for such period as Beneficiary shall determine, (ii) complete any construction on the Mortgaged Property in such manner and form as Beneficiary deems advisable as permitted pursuant to the Loan Agreement or the other Loan Documents, (iii) subject to the terms of the Manager SNDA, make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property, (iv) exercise all rights and powers of Grantor with respect to the Mortgaged Property, including the right to make, cancel, enforce or modify Leases, obtain and evict Lessees, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof and as otherwise may be set forth in the Assignment of Leases and Rents, and (v), subject to the terms of the Manager SNDA and the Loan Agreement, apply the receipts from the Mortgaged Property to the payment of the indebtedness secured thereby, in the order and manner set forth in the Loan Agreement and the Note after deducting therefrom all expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Beneficiary or Trustee and their counsel, agents and employees. If Grantor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Beneficiary’s demand, Beneficiary may obtain a judgment or decree conferring on Beneficiary the right to immediate possession or requiring Grantor to deliver immediate possession of all or part of the Mortgaged Property to the Beneficiary, to the entry of which judgment of decree Grantor hereby specifically consents. Grantor shall pay to Beneficiary, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Beneficiary, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Deed of

Trust. Beneficiary, at its election, and without notice to Grantor, may, to preserve its interest in the Mortgaged Property, make any payments which the Grantor has failed to make under any Permitted Encumbrance, and any such sums so paid shall be secured hereby and be immediately due and payable from Grantor upon demand of Beneficiary shall not release Grantor from the Grantor’s obligations or constitute a waiver of the Grantor’s default hereunder. Beneficiary shall surrender possession of the Mortgaged Property to the Grantor only when all that is due upon such interest and principal, including, without limitation, the principal balance of the Note following acceleration thereof, tax and insurance deposits, and all amounts under any of the terms of this Deed of Trust, shall have been paid in full;

(c) institute proceedings, judicial or nonjudicial (to the extent applicable under applicable Legal Requirements), for the foreclosure of this Deed of Trust, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels;

(d) with or without entry and, to the extent permitted, and pursuant to the procedures provided by applicable Legal Requirements, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the indebtedness secured hereby then due and payable, subject to the lien of this Deed of Trust continuing unimpaired and without loss of the priority so as to secure the balance of the indebtedness secured hereby not then due;

(e) sell the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, to the extent permitted pursuant to applicable Legal Requirements, at one or more sales, in whole or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Deed of Trust shall continue as a lien on the remaining portion of the Mortgaged Property;

(f) institute an action, suit or proceeding in equity for the specific performance of any covenants, conditions or agreements contained herein or in the Note, the Loan Agreement or any other Loan Document;

(g) recover judgment on the Note or any guaranty in one or more actions which may be primary or for a deficiency either before, during, after or in lieu of any proceedings for the enforcement of this Deed of Trust;

(h) apply for the appointment of a custodian, trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the indebtedness secured hereby and without regard for the solvency of Grantor, any guarantor or of any Person liable for the payment of the indebtedness secured hereby and Grantor hereby consents to the appointment of such a receiver, and will not oppose any such appointment;

(i) exercise any other rights or remedies as Beneficiary or Trustee may have under any of the other Loan Documents; or

(j) pursue such other legal or equitable remedies as Beneficiary or Trustee may have under applicable Legal Requirements, including all rights and remedies under the applicable Uniform Commercial Code.

Section 3.3 Actions for Possession. Without limiting the rights of Beneficiary or Trustee pursuant to Section 3.2 hereof, Beneficiary or Trustee may further, during the continuance of an Event of Default, by summary proceedings, initiate an action for possession or otherwise, dispossess any Lessee then or thereafter in default in the payment of any Rent or other charge for the use thereof, and Lessee whose leasehold estates or rights to use the Mortgaged Property are subordinate to the lien of this Deed of Trust, whether or not any such Lessee is so in default. During the continuance of an Event of Default, if Grantor remains in possession after demand by Beneficiary for surrender of possession of the Mortgaged Property, such continued possession by Grantor shall be as tenant of Beneficiary, and Grantor agrees to pay monthly in advance to Beneficiary such rent for the Mortgaged Property so occupied as Beneficiary may demand, and in default of so doing, Grantor may also be dispossessed by summary proceedings or otherwise. In case of the appointment of a receiver of the Rents, the foregoing agreement of Grantor to pay rent shall inure to the benefit of such receiver.

Section 3.4 Assembly of Mortgaged Property. During the continuance of an Event of Default, Beneficiary may require Grantor to assemble the Mortgaged Property, or any part thereof, and make it available to Beneficiary at the Property or at such other place as Beneficiary may reasonably designate.

Section 3.5 Surrender of Insurance Policies. In the event of the transfer of the Mortgaged Property pursuant to a foreclosure, deed in lieu of foreclosure, or otherwise in accordance with the terms and conditions of this Deed of Trust, and subject to the terms and conditions of the Loan Agreement, Beneficiary may surrender the insurance policies maintained pursuant to the terms of the Loan Documents, or any part thereof, and receive and apply the unearned premiums as a credit on the Obligations, and in connection therewith, Grantor hereby authorizes Beneficiary to collect such premiums.

Section 3.6 Retention of Mortgaged Property. Beneficiary may retain any portion of the Mortgaged Property which does not constitute real property, or part thereof, in satisfaction of the Obligations, or part thereof, whenever the circumstances are such that Beneficiary is entitled to do so under the applicable Uniform Commercial Code.

Section 3.7 Purchase of the Mortgaged Property. During the continuance of an Event of Default, Beneficiary may buy the Mortgaged Property, or any part thereof, at any public sale or judicial sale in accordance with applicable Legal Requirements. Beneficiary may also buy the Mortgaged Property, or any part thereof, at any private sale if the Mortgaged Property, or part thereof, being sold is a type customarily sold in a recognized market or a type which is the subject of widely distributed standard price quotations. In lieu of paying cash for the purchase of the Mortgaged Property pursuant to this or any other clause herein, Beneficiary may make settlement for the purchase price by crediting upon the indebtedness secured by this Deed of Trust the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.

Section 3.8 Sale of the Mortgaged Property. Upon the completion of any sale or sales made by Beneficiary or Trustee pursuant to the terms of this Deed of Trust, Beneficiary, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold without any covenants, warranties or representations. Grantor, if so requested by Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Beneficiary or to such purchaser or purchasers all such instruments as may be necessary, in the judgment of the title insurance company insuring such instruments, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Deed of Trust, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be perpetual both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof, either from, through or under Grantor.

Section 3.9 Adjournment of Sale of Mortgaged Property. Beneficiary or Trustee may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Beneficiary or Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

ARTICLE IV.

LEASES AND RENTS

Section 4.1 Compliance. Grantor shall comply with all of the terms, covenants and conditions in the Loan Agreement, this Deed of Trust and the other Loan Documents with respect to the Leases and Rents.

Section 4.2 Leases. Except as set forth in Section 4.4 of the Loan Agreement, Grantor shall not (a) enter into, amend, modify, extend, renew, restate or supplement any Lease, (b) terminate or accept a surrender or shorten the term of, reduce the payment of the rent under, materially modify any of the provisions of, or grant any material consent (except to the extent such consent is required under such Lease) or waiver under, any Lease, (c) terminate, modify, grant any waiver under or otherwise amend any guaranty provided with respect to a Lease, in each case without the prior written consent of Beneficiary or (d) accept the payment of Rent under any Lease more than one (1) month in advance (exclusive of any security deposit received in connection therewith).

Section 4.3 Assignment.

(a) Grantor does hereby absolutely, unconditionally and irrevocably grant, transfer, convey and assign to Beneficiary all of Grantor’s right, title and interest in and to all Leases, Rents, Lease Guaranties and Lease Security, subject, however, to the license granted by Beneficiary to Grantor in Section 4.3(b) hereof and subject to the terms of the Manager SNDA. This assignment of Leases, Rents, Lease Guaranties and Lease Security constitutes an absolute, irrevocable and present assignment, subject to the grant of a license by Beneficiary to Grantor to collect and use such Rents and, subject to the terms of the Loan Documents, take all actions of landlord under the Leases, Lease Guaranties and Lease Security in accordance with Section 4.3(b) hereof. Upon the occurrence and during the continuance of an Event of Default, Beneficiary may, at its option, revoke such license by notice to Grantor, and all Rents collected and held by Grantor after the occurrence and during the continuance of such Event of Default shall be paid over to Beneficiary and applied as provided in the Loan Agreement, subject to the terms of the Manager SNDA. The assignment contained in this Section 4.3 shall be fully operative without any further action on the part of either party and Beneficiary shall be entitled, at its option, upon the occurrence and during the continuance of an Event of Default, to all Rents, which Rents upon the occurrence and during the continuance of an Event of Default, shall be held by Grantor as trustee for the benefit of Beneficiary only, whether or not Beneficiary shall take possession of the Property. Notwithstanding the foregoing, Beneficiary may at any time upon the occurrence and during the continuance of an Event of Default, notify each and/or any Lessee of the assignment granted hereunder.

(b) So long as Beneficiary has not revoked the license to collect and use Rents described in Section 4.3(a) hereof by reason of the occurrence and continuance of an Event of Default, Grantor shall have the right, subject to the terms and conditions of the Loan Agreement, this Deed of Trust and the Assignment of Leases and Rents, and the Manager SNDA, to collect and receive all Rents for application in accordance with the Loan Agreement and the other Loan Documents and, subject to the terms of the Loan Documents, to take any other actions of landlord under the Leases, Lease Guaranties and Lease Security as Grantor shall elect.

Section 4.4 Debtor Relief Laws.

(a) Without limiting the generality of any provision of this Article IV, if a proceeding under the Bankruptcy Code is commenced by or against Grantor, then, pursuant to Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Deed of Trust shall automatically extend to all Rents acquired by Grantor after the commencement of the case and such Rents shall constitute cash collateral under Section 363(a) of the Bankruptcy Code.

(b) During the continuation of any Event of Default, Beneficiary shall have the right, but not the obligation, to file in its own name or on behalf of Grantor, any proof of claim in any bankruptcy or insolvency proceeding in which the debtor is a Lessee or guarantor under a Lease.

ARTICLE V.

MISCELLANEOUS

Section 5.1 Release of Deed of Trust. If the Obligations are paid and performed in full in accordance with the terms of this Deed of Trust, the Note and other Loan Documents, then this Deed of Trust shall, at Grantor’s request either be satisfied of record or assigned, without recourse, pursuant to an instrument acceptable to Beneficiary, to another lender designated by Grantor at Grantor’s request and expense, but shall remain in full force and effect until so satisfied, in each case at the expense of Grantor, including the payment of any reasonable attorney’s fees and disbursements in connection with such satisfaction or assignment.

Section 5.2 Rights Cumulative. All rights, remedies, powers, privileges and liens expressly conferred by the Loan Documents are cumulative of all other rights, remedies, powers, privileges and liens herein, or by law or in equity provided, or provided in any other Loan Documents, and shall not be deemed to deprive Beneficiary of any such other legal or equitable rights, remedies, powers, privileges and liens by judicial proceedings, or otherwise, appropriate to enforce the conditions, covenants and terms of this Deed of Trust, the Note and the other Loan Documents, and the employment of any rights, remedies, powers and privileges hereunder, or otherwise, shall not prevent the concurrent or subsequent employment of any other appropriate rights, remedies, powers and privileges.

Section 5.3 Amendments, Waivers, Consents and Approvals. No failure or delay of Trustee or Beneficiary in exercising any power, right or remedy hereunder or to demand payment for any sums due pursuant to this Deed of Trust or any other Loan Document, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver of any provision of this Deed of Trust or in any of the other Loan Documents or consent to any departure by Grantor or any other Person therefrom shall in any event be effective unless signed in writing by Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Consents, approvals and waivers granted by Beneficiary for any matters covered under this Deed of Trust or any Loan Document shall not be effective unless signed in writing by Beneficiary, and such consents, approvals and waivers shall be narrowly construed to cover only the parties and facts identified in any such consent, approval or waiver. No notice or demand on Grantor or any other Person in any case shall entitle Grantor or such Person to any other or further notice or demand in similar or other circumstances. Unless expressly provided to the contrary, any consents, approvals or waivers of Beneficiary or Lenders pursuant to this Deed of Trust or any other Loan Documents shall be granted or withheld in Beneficiary’s or Lenders’ sole discretion, as the case may be. No amendment, modification or termination of any provision of this Deed of Trust shall be effective unless in writing and signed by Grantor and Beneficiary.

Section 5.4 Other Waivers. Grantor hereby waives (a) all rights of marshaling in the event of any foreclosure of the liens hereby created and (b) the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force.

Section 5.5 Severability. In the event any one or more of the provisions contained in this Deed of Trust or in any other Loan Document should be held invalid, illegal or unenforceable in any respect in a particular jurisdiction or as to particular Persons or circumstances, the validity, legality and enforceability of the remaining provisions contained herein or therein (or the effectiveness of the invalid, illegal or unenforceable provision in a different jurisdiction or as to different Persons or circumstances) shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. If the rights, remedies, powers, privileges and liens created by this Deed of Trust shall be invalid or unenforceable as to any part of the Obligations, then the unsecured portion of the Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Obligations, and all payments made on the Obligations shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Obligations.

Section 5.6 Binding Effect; Covenants Running with the Land. The provisions of this Deed of Trust shall be binding upon Grantor, and its successors and assigns, and shall inure to the benefit of Trustee and Beneficiary, and their respective successors and assigns, and the provisions hereof shall likewise be covenants running with the land.

Section 5.7 Counterparts. This Deed of Trust may be executed in any number of counterparts each of which shall be deemed an original, and all of which when taken together shall be one and the same Deed of Trust. Signature and acknowledgment pages may be attached from the counterparts and attached to a single copy of the document to physically form one document, which may be recorded.

Section 5.8 Financing Statement. Beneficiary shall have the right at any time to file this Deed of Trust as a financing statement, but the failure to do so shall not impair the validity and enforceability of this Deed of Trust against Grantor in any respect whatsoever. A carbon, photographic, or other reproduction of this Deed of Trust, or any financing statement relating to this Deed of Trust, shall be sufficient as a financing statement. Furthermore, Grantor hereby authorizes Beneficiary at any time to file any financing statements, amendments thereto and continuation statements therefor, regarding all or any part of the Mortgaged Property, with or without the signature of Grantor as authorized by applicable Legal Requirements. For purposes of such filings, Grantor agrees to furnish any information, or take any further acts, within five (5) Business Days, upon reasonable request therefor by Beneficiary.

Section 5.9 References. All references to “Article,” “Articles,” “Section,” “Sections,” “Subsection,” or “Subsections” contained herein are, unless specifically indicated otherwise, references to articles, sections and subsections of this Deed of Trust.

Section 5.10 Captions. The captions, headings, and arrangements used in this Deed of Trust are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

Section 5.11 Notices. Any notice, demand, request, consent, approval or other communication, which any party hereto may be required or may desire to give hereunder, shall be made in accordance with Section 10.1 of the Loan Agreement to the party to whom notice is being given, in any of the foregoing cases at the address set forth below:

Beneficiary:	Aareal Capital Corporation

250 Park Avenue, Suite 820 New York, New York 10177
	Attention:	Credit Department, Julius Wolf
	Telephone: Facsimile:	646-205-4513 917-322-0285

with a copy similarly delivered to:

Aareal Capital Corporation 250 Park Avenue, Suite 820 New York, New York 10177
	Attention: Telephone: Facsimile:	Alan L. Griffin, Esq. 646-465-8619 917-322-0285

with a copy to:

Kaye Scholer LLP 425 Park Avenue New York, New York 10022
	Attention: Telephone: Facsimile:	Warren J. Bernstein, Esq. 212-836-8000 212-836-8689

Grantor:	CHH Capital Hotel Partners, LP 14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254
	Attention: Telephone: Facsimile:	David A. Brooks 972-778-9207 972-490-9605

with a copy to:

Andrews Kurth LLP 1717 Main Street, Suite 3700 Dallas, Texas 75201-4605
	Attention: Telephone: Facsimile:	Brigitte Gawenda Kimichik, Esq. 214-659-4441 214-659-4777

Any party may change its address for purposes of this Deed of Trust by giving notice of such change to the other parties pursuant to this Section 5.11. All such notices, certificates, demands, requests, approvals, waivers and other communications given pursuant to this Section 5.11 shall be effective when received or refused at the address specified as aforesaid.

Notwithstanding any provision contained herein or in any of the other Loan Documents to the contrary, in the event that Beneficiary shall fail to give any notice to any Person under this Deed of Trust, the sole and exclusive remedy for such failure shall be to seek appropriate equitable relief to enforce this Deed of Trust to give such notice and to have any action of such Person postponed or revoked and any proceedings in connection therewith delayed or terminated pending the giving of such notice by Beneficiary, and no Person shall have any right to damages (whether actual or consequential) or any other type of relief against Beneficiary not specifically provided for herein, all of which damages or other relief are hereby expressly waived. The foregoing is not intended and shall not be deemed under any circumstances to require Beneficiary to give notice of any type or nature to any Person except as expressly required hereby or thereby, or by applicable Legal Requirements.

Section 5.12 Governing Law. This Deed of Trust shall be governed by, and construed in accordance with, the substantive and procedural laws of the state where the Property is located.

Section 5.13 Relationship. Nothing contained in this Deed of Trust, the Note, the Loan Agreement or the other Loan Documents, nor the acts of the parties hereto shall be construed to create a relationship of principal and agent, partnership or joint venture between Grantor and Beneficiary.

Section 5.14 Limitation of Liability. Recourse for the obligations under this Deed of Trust shall be limited as set forth in Section 10.14 of the Loan Agreement.

Section 5.15 Attorneys’ Fees. If this Deed of Trust shall be foreclosed, or if any of the Loan Documents is placed in the hands of an attorney for collection or is collected through any court, including any bankruptcy court, there shall be included in the computation of the sums secured hereby, to the extent permitted by law, a reasonable amount of the fee for the services of the attorney retained by Beneficiary in the foreclosure action or proceeding, and all disbursements, costs, allowances and additional allowances provided by law.

Section 5.16 Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Grantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Deed of Trust, the Note or the other Loan Documents may be brought in the courts of the United States of America or in the courts of the state where the Property is located, in each case, located in the county where the Property is located, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Grantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Grantor at its address provided in Section 5.11 hereof, as the same may be changed pursuant to Section 5.11 hereof. Nothing in this Section 5.16, however, shall affect the right of Beneficiary to serve legal process in any other manner permitted by law or affect the right of Beneficiary to bring any suit, action or proceeding against Grantor or its property in the courts of any other jurisdiction. GRANTOR HEREBY WAIVES AND BENEFICIARY, BY ITS ACCEPTANCE OF THIS DEED OF TRUST, HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR

PROCEEDING BROUGHT IN CONNECTION WITH THIS DEED OF TRUST, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY.

Section 5.17 Variable Interest Rate. The Amended Loan secured by this Deed of Trust is a variable interest rate loan, as more particularly set forth in the Loan Agreement.

Section 5.18 After-Acquired Property. All right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, Grantor or constructed, assembled or placed by Grantor on the Property, and all conversions of the security constituted thereby, and all other property of every kind which is hereafter acquired by Grantor which, by the terms hereof, is required or intended to be subjected to the lien of this Deed of Trust shall, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or transfer, become subject to the lien of this Deed of Trust.

Section 5.19 Further Assurances. (a) Grantor shall, within five (5) Business Days after written request, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, additional agreements, undertakings, conveyances, deeds of trust, mortgages, transfers, assignments, financing statements or other assurances, and take all such other action, as Beneficiary may, from time to time, deem reasonably necessary in order to give effect to the rights and benefits conferred on Beneficiary and Lenders pursuant to this Deed of Trust or any of the other Loan Documents, all or any part of the security intended to be provided pursuant to this Deed of Trust or any of the other Loan Documents, for any of the Obligations.

(b) Grantor, at its sole cost and without cost and expense to Beneficiary, Trustee or Lenders, shall at all times cause this Deed of Trust and any amendments or supplements hereto, and if reasonably requested by Beneficiary, any instruments of assignment hereof (and any appropriate financing statements or other instruments and continuations thereof with respect to any the foregoing) to be recorded, registered and filed and to be kept recorded, registered and filed, in such manner and in such places, and shall pay all such recording, registering and filing fees and taxes and other charges, including any recording or documentary stamp taxes and intangible personal property tax or similar imposition of any Governmental Authority, now or hereafter in effect, and shall comply with all such statutes and regulations as may be required by law in order to establish, preserve, perfect and protect the lien of this Deed of Trust as a valid first deed of trust lien upon that portion of the Mortgaged Property which is real property and a first priority perfected security interest in that portion of the Mortgaged Property upon which a security interest can be perfected pursuant to the applicable Uniform Commercial Code, subject, in each of the foregoing cases, only to Permitted Encumbrances.

Section 5.20 No Other Party Beneficiary. This Deed of Trust is for the sole benefit of Beneficiary, Trustee, Lenders and their successors and assigns, and is not for the benefit of any other party. Nothing contained in this Deed of Trust shall be deemed to confer upon anyone other than Beneficiary, Trustee, Lenders and their successors and assigns any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.

Section 5.21 Entire Agreement. This Deed of Trust and the other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter contained in this Deed of Trust.

Section 5.22 No Credits on Account of Debt. Grantor shall not claim or demand or be entitled to any credit or credits on account of the indebtedness secured by this Deed of Trust for any part of the Impositions assessed against the Mortgaged Property or any part thereof, and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Property, or any part thereof, by reason of this Deed of Trust or the indebtedness secured by this Deed of Trust.

Section 5.23 Trustee’s Performance. Trustee, by its acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms hereof. Grantor agrees to pay all reasonable costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties hereunder.

Section 5.24 Resignation by Trustee. Trustee may resign at any time upon giving thirty (30) days’ notice to Grantor and Beneficiary.

Section 5.25 Substitution of Trustee. Without limiting Trustee’s right to resign in accordance with Section 5.24 hereof, Beneficiary, shall have the irrevocable power, to be exercised at any time or times hereafter and with or without cause, to substitute a trustee or trustees in place of Trustee, by an instrument in writing duly executed, acknowledged and recorded in the land records where this Deed of Trust was recorded, and when such instrument is so recorded, all of the powers of Trustee thus superseded shall terminate and all of the right, title and interest of Trustee hereunder shall be vested in the trustee or trustees named as its successor, and such successor trustee or trustees shall have the same powers, rights, and duties which the trustee so superseded had under this Deed of Trust. The exercise of this right to appoint a successor trustee, no matter how often exercised, shall not be deemed an exhaustion of said right. Irrespective of whether Trustee consists of one or more entities, Beneficiary may name one or more entities as successor trustee or trustees as Agent may determine.

Section 5.26 Other Mortgages; No Election of Remedies. (a) This Deed of Trust is one of the “Mortgages” referred to in the Loan Agreement. The Obligations are now or may hereafter be secured by one or more other mortgages, deeds of trust and other security agreements (collectively, as the same may be amended and in effect from time to time, are herein collectively called the “Other Mortgages”), which cover or will hereafter cover other properties that are or may be located in various states (the “Other Collateral”). The Other Mortgages will secure the Obligations and the performance of the other covenants and agreements of Borrowers set forth in the Loan Documents. Upon the occurrence of an Event of Default, Beneficiary may proceed under this Deed of Trust and/or any or all the Other Mortgages against either the

Mortgaged Property and/or any or all the Other Collateral in one or more parcels and in such manner and order as Beneficiary shall elect. Grantor hereby irrevocably waives and releases, to the extent permitted by law, and whether now or hereafter in force, any right to have the Mortgaged Property and/or the Other Collateral marshaled upon any foreclosure of this Deed of Trust or any Other Mortgage.

(b) Without limiting the generality of the foregoing, and without limitation as to any other right or remedy provided to Beneficiary in this Deed of Trust or the other Loan Documents, during the occurrence of an Event of Default (i) Beneficiary shall have the right to pursue all of its rights and remedies under this Deed of Trust and the Loan Documents, at law and/or in equity, in one proceeding, or separately and independently in separate proceedings from time to time, as Beneficiary, in its sole and absolute discretion, shall determine from time to time, (ii) Beneficiary shall not be required to either marshal assets, sell the Mortgaged Property and/or any Other Collateral in any particular order of alienation (and may sell the same simultaneously and together or separately), or be subject to any “one action” or “election of remedies” law or rule with respect to the Mortgaged Property and/or any Other Collateral, (iii) the exercise by Beneficiary of any remedies against any one item of Mortgaged Property and/or any Other Collateral will not impede Beneficiary from subsequently or simultaneously exercising remedies against any other item of Mortgaged Property and/or Other Collateral, (iv) all liens and other rights, remedies or privileges provided to Beneficiary herein shall remain in full force and effect until Beneficiary has exhausted all of its remedies against the Mortgaged Property and all Mortgaged Property has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations, and (v) Beneficiary may resort for the payment of the Obligations to any security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect and Beneficiary may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclose this Deed of Trust.

(c) Without notice to or consent of Grantor and without impairment of the lien and rights created by this Deed of Trust, Beneficiary may, at any time (in its sole and absolute discretion, but Beneficiary shall have no obligation to), execute and deliver to Grantor a written instrument releasing all or a portion of the lien of this Deed of Trust as security for any or all of the obligations of Grantor now existing or hereafter arising under or in respect of the Note, the Loan Agreement and each of the other Loan Documents, whereupon following the execution and delivery by Beneficiary to Grantor of any such written instrument of release, this Deed of Trust shall no longer secure such obligations of Grantor so released.

Section 5.27 Amended and Restated Deed of Trust. This Deed of Trust amends and restates, the Existing Deed of Trust in its entirety. No part of the outstanding indebtedness evidenced by the Existing Note shall be disturbed, discharged, cancelled or impaired by the execution and delivery of this Deed of Trust.

ARTICLE VI.

STATE SPECIFIC PROVISIONS

Section 6.1 Usury. Grantor covenants that the proceeds of the loan evidenced by the Note and secured hereby will be used for the purpose of acquiring or carrying on a business, professional or commercial activity or acquiring any real or personal property as an investment activity within the meaning of D.C. Code Section 28-3301(d) (1981 Ed.). The Note, the Loan Agreement, this Deed of Trust, and all other Loan Documents are subject to the express condition that at no time shall Grantor be obligated or required to pay interest on the obligations secured hereby at a rate which could subject any holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Beneficiary is permitted by law to contract or agree to pay. If by the terms of the Note, the Loan Agreement, this Deed of Trust or any other Loan Document, Grantor is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

Section 6.2 Certain Matters Relating to Property Located in the District of Columbia. With respect to the Mortgaged Property which is located in the District of Columbia, notwithstanding anything contained herein to the contrary, Beneficiary shall be entitled to all rights and benefits afforded to Beneficiary pursuant to the Real Property Article of the laws of the District of Columbia.

Section 6.3 Certain Matters Relating to the Power of Sale. Grantor assents to the exercise by the Trustee of the power of sale granted hereunder. Any notice required to be delivered to Grantor prior to a foreclosure shall be given in writing not less than thirty (30) days in advance and shall comply with all requirements of applicable District of Columbia Legal Requirements, including, to the extent applicable Section 42-815 and the regulations thereunder. Notice shall be given to the Mayor of the District of Columbia if required under §42-815 (as modified or replaced) and if required by law, the notice period shall run from the time of receipt of such notice by the Mayor. The Trustee may, in his or her discretion, require a deposit from any successful bidder at a sale.

Section 6.4 Homestead. Grantor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the mortgaged property as against the collection of the debt, or any part hereof.

Section 6.5 Fixture Filing. Certain additional information required in connection with the status of this Deed of Trust as a Fixture Filing under Section 9-502 of the District of Columbia Code is as follows:

1.	Debtor’s Taxpayer identification number:

CHH Capital Hotel Partners, LP: 20-0442871

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IN WITNESS WHEREOF, Grantor has executed this Deed of Trust as of the date first written above.

CHH CAPITAL HOTEL PARTNERS, LP, a Delaware limited partnership

By:	CHH Capital Hotel GP, LLC, a Delaware limited liability company, its general partner

	By:	/s/ David A. Brooks
David A. Brooks, Vice President

STATE OF TEXAS	)
) ss:
COUNTY OF DALLAS	)

On February     , 2013 before me, Kathy Sledge, Notary Public, personally appeared David A. Brooks, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Texas that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Kathy Sledge

Notary Public

Kathy Sledge

Notary Public,

State of Texas

Comm. Exp. 12-27-13

Beneficiary is executing this Deed of Trust to confirm Beneficiaries agreement to the amendment and restatement of the Existing Deed of Trust as evidenced by this Deed of Trust.

AAREAL CAPITAL CORPORATION, as Agent

By:	/s/ Douglas Traynor
	Name:	Douglas Traynor
	Title:	Managing Director

By:	/s/ Alan L. Griffin
	Name:	Alan L. Griffin
	Title:	General Counsel

STATE OF New York	)
) ss.:
COUNTY OF New York	)

On the 22nd day of February, 2013 before me, the undersigned, a Notary Public for said state, personally appeared Douglas Traynor and Alan L. Griffin, each personally known to me OR proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity(ies) upon behalf of which the person(s) acted, executed the instrument.

/s/ Lillian C. Ng
Notary Public

My commission expires:

LILLIAN C. NG

Notary Public, State of New York

No. 01NG6002093

Qualified in Queens County

Certificate Filed in New York County

Term Expires February 2, 2014

Exhibit A

Legal Description

All that certain lot or parcel of land together with all improvements thereon located and being in the City of Washington in the District of Columbia and being more particularly described as follows:

Parcel 1

Lot numbered Thirty-nine (39) in Square numbered One Hundred Ninety-eight (198) in the subdivision made by Hilton Hotels Corporation, as per plat recorded in the Office of the Surveyor for the District of Columbia in Liber 152 at folio 24.

Parcel 2

All that part of Public Alley Closed designated as “Reverts to the owners of Lot 39” as shown on plat entitled “Public Alley Closed Easement Established Square 198”, and recorded in the Office of the Surveyor for the District of Columbia in Liber 192 at folio 164.